Exhibit 99.1
Press Release
Genitope Corporation Announces Financial Results for Second Quarter Ended June 30, 2007
FREMONT, Calif. Aug. 7, 2007—Genitope Corporation (NASDAQ: GTOP) today reported financial results for the second quarter ended June 30, 2007.
Financial Results
For the second quarter of 2007, Genitope Corporation (“Company”) reported total operating expenses of $16.4 million and a net loss of $17.0 million, or $0.42 per share. This compares to total operating expenses of $13.0 million and a net loss of $11.8 million, or $0.33 per share, for the second quarter of 2006. For the six months ended June 30, 2007, the Company reported total operating expenses of $30.9 million and a net loss of $32.2 million, or $0.85 per share, which compares to total operating expenses of $24.8 million and a net loss of $22.7 million, or $0.66 per share, for the six months ended June 30, 2006.
The increase in operating expenses for the second quarter of 2007 and the six months ended June 30, 2007 was primarily due to higher staffing levels and other operating costs required to support the Company’s ongoing preparations to commercialize MyVax® personalized immunotherapy and the development of our monoclonal antibody program, as well as recognition of higher depreciation expenses associated with the Company’s manufacturing facility and corporate headquarters. The decrease in net interest income/expense reported for the second quarter of 2007 and the six months ended June 30, 2007 was primarily due to non-cash interest expense related to our manufacturing facility and corporate headquarters of $1.2 million and $2.3 million, respectively.
As of June 30, 2007, Genitope Corporation had cash, cash equivalents and marketable securities of $53.8 million, including $1.0 million that secures letters of credit which guarantees rental obligations under the lease for its manufacturing facility and corporate headquarters and is restricted as to its use. The decrease from the comparable balance at December 31, 2006 of $61.3 million (including $9.6 million that secured letters of credit related to the construction build-out costs of the Company’s manufacturing facility and corporate headquarters and was restricted as to its use) was primarily due to operating expenses and the capital expenditures required to complete the Company’s manufacturing facility and corporate headquarters, offset to a significant extent by the completion, in May of 2007, of a follow-on public offering of 6,010,279 shares of common stock at a price of $3.85 per share, with net proceeds to the Company of approximately $21.9 million.

2007 Corporate Progress and Outlook
“We remain optimistic that the final analysis of our Phase 3 trial will show a statistically significant benefit in progression-free survival for the patients receiving MyVax® personalized immunotherapy over the patients receiving the control substance,” said Dan Denney, Jr., Ph.D., Genitope Corporation’s chairman and chief executive officer. “Additionally, we are continuing to move forward with our plans to commercialize MyVax® personalized immunotherapy.”
Mr. Denney further added, “We are pleased to have completed the public offering of common stock in May, 2007, resulting in net proceeds to Genitope of approximately $21.9 million. We believe that the net proceeds from the offering combined with our existing cash, cash equivalents and marketable securities, will provide us with sufficient financial resources to support our current plans for the development of both MyVax® personalized immunotherapy and our monoclonal antibody program into the middle of 2008.”
About Genitope Corporation
Genitope Corporation (Fremont, Calif.) is a biotechnology company focused on the research and development of novel immunotherapies for the treatment of cancer. Genitope Corporation’s lead product candidate, MyVax® personalized immunotherapy, is a patient-specific active immunotherapy based on the unique genetic makeup of a patient’s tumor and is designed to activate the patient’s immune system to identify and attack cancer cells. For more information on the company, please log on to http://www.genitope.com.
Forward-Looking Statements
This news release contains “forward-looking statements.” For this purpose, any statements contained in this press release that are not statements of historical fact may be deemed forward-looking statements, including but not limited to statements about the potential of the final analysis of the Phase 3 trial to show a statistically significant benefit in progression-free survival for patients receiving MyVax® personalized immunotherapy over the patients receiving the control substance and the adequacy of our existing cash, cash equivalents and marketable securities to provide us with sufficient financial resources to support our current plans for the development of MyVax® personalized immunotherapy and our monoclonal antibody program into the middle of 2008. Words such as “believes,” “anticipates,” “plans,” “expects,” “will,” “intends” and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause Genitope Corporation’s results to differ materially from those indicated by these forward-looking statements, including without limitation, risks related to the progress, timing and results of Genitope Corporation’s clinical trials, difficulties or delays in obtaining regulatory approval, unanticipated expenditures or liabilities, competition from other pharmaceutical or biotechnology companies, the risks of growth and dependence on key personnel, risks relating to the manufacturing of MyVax® personalized immunotherapy, intellectual property matters, and other risks detailed in Genitope Corporation’s filings with the Securities and Exchange Commission, including its Quarterly Report on Form 10-Q for the quarter year ended March 31, 2007. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Genitope Corporation undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

GENITOPE CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

					Cumulative
					Deficit during
					the Development
					Stage Period
					August 15, 1996
	Three Months Ended		Six Months Ended		(date of inception)
	June 30,		June 30,		to June 30,
	2007	2006	2007	2006	2007
Operating expenses:
Research and development	$13,205	$10,102	$25,025	$18,788	$166,199
Sales and marketing	728	608	1,197	1,442	11,364
General and administrative	2,445	2,242	4,722	4,609	30,871

Total operating expenses	16,378	12,952	30,944	24,839	208,434

Loss from operations	(16,378)	(12,952)	(30,944)	(24,839)	(208,434)

Loss on extinguishment of convertible notes and cancellation of Series E convertible preferred stock warrants	—	—	—	—	(3,509)
Interest expense	(1,289)	—	(2,607)	(1)	(6,779)
Interest and other income	697	1,142	1,352	2,168	10,805

Net loss	(16,970)	(11,810)	(32,199)	(22,672)	(207,917)

Dividend related to issuance of convertible preferred shares and the beneficial conversion feature of preferred stock	—	—	—	—	(18,406)

Net loss attributable to common stockholders	$(16,970)	$(11,810)	$(32,199)	$(22,672)	$(226,323)

Basic and diluted net loss per common share attributable to common stockholders	$(0.42)	$(0.33)	$(0.85)	$(0.66)

Shares used in computing basic and diluted net loss per share attributable to common stockholders	39,950	35,873	38,012	34,178

GENITOPE CORPORATION
(A DEVELOPMENT STAGE ENTERPRISE)
UNAUDITED CONDENSED BALANCE SHEETS
(in thousands, except per share and share data)

	June 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash, cash equivalents and marketable securities	$52,836	$51,682
Prepaid expenses and other current assets	2,747	3,312

Total current assets	55,583	54,994

Restricted cash and marketable securities	1,000	9,579
Property and equipment, net	91,940	93,479
Other assets	2,006	2,371

Total assets	$150,529	$160,423

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$2,358	$5,551
Accrued and other current liabilities	4,009	4,814
Current portion of credit line	1,912	1,662

Total current liabilities	8,279	12,027

Lease financing liability and accrued interest	44,555	41,941
Noncurrent portion of credit line	3,045	3,609

Total liabilities	55,879	57,577

Stockholders’ equity
Common stock, $0.001 par value, 65,000,000 shares authorized; Issued and outstanding: 42,082,074 shares at June 30, 2007 and 36,052,685 shares at December 31, 2006	42	36
Additional paid-in capital	320,956	296,962
Deferred stock compensation	(2)	(19)
Accumulated other comprehensive loss	(23)	(8)
Deficit accumulated during development stage	(226,323)	(194,125)

Total stockholders’ equity	94,650	102,846

Total liabilities and stockholders’ equity	$150,529	$160,423

CONTACT: Investors:
Genitope Corporation
John Vuko, 510-284-3000
IR@genitope.com
or
Media:
Edelman
Marites Cristobal, 323-202-1424
marites.cristobal@edelman.com